Exhibit 4.2

EXECUTION VERSION

SECOND AMENDMENT dated as of September 2, 2015 (this “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 3, 2014, as amended by the First Amendment dated as of August 28, 2015 (the “Credit Agreement”), among PENTAIR FINANCE S.A., a public limited liability company (société anonyme) incorporated under the laws of Luxembourg, with its registered office at 26, boulevard Royal L-2449 Luxembourg and registered with the Luxembourg trade and companies register under number B 166.305 (the “Company”), PENTAIR PLC, an Irish public limited company (the “Parent”), PENTAIR INVESTMENTS SWITZERLAND GmbH, a Swiss Gesellschaft mit beschränkter Haftung (the “Swiss Parent”), the LENDERS from time to time party thereto, and BANK OF AMERICA, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

The Company has requested that the Lenders agree, and the Lenders whose signatures appear below have agreed, to amend the Credit Agreement on the terms and subject to the conditions set forth herein. Accordingly, in consideration of the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Each capitalized definitional term used but not otherwise defined herein has the meaning assigned to it in the Credit Agreement as amended hereby. For purposes of this Amendment:

“Existing Lender” means each Person that is a Lender immediately prior to the effectiveness of this Amendment.

“Increasing Lender” means any Lender the Commitment of which will increase as a result of the effectiveness of this Amendment.

“New Lender” means any financial institution party hereto not a Lender immediately prior to the effectiveness of this Amendment that will become a Lender as a result of the effectiveness of this Amendment.

SECTION 2. Amendment. The Credit Agreement is hereby amended, effective as of the Effective Date (as defined in Section 3 below), as follows:

(a) The definition of “Aggregate Commitments” is amended by deleting the amount “US$2,100,000,000” and inserting in its place “US$2,500,000,000”.

(b) Schedule 2.1 to the Credit Agreement (“Commitments and Pro Rata Shares”) is replaced by Schedule 2.1 hereto.

(c) The definition of “EBITDA” in Section 1.1 is amended by deleting the word “and” immediately before clause “(e)” and inserting the following immediately after clause (e):

“and (f) in addition to (but without duplication of) the fees, costs and expenses referred to in clause (d) above, any fees, costs and expenses, in an aggregate amount not to exceed $50,000,000, incurred in connection with the ERICO Acquisition and any related incurrence, issuance, repayment or refinancing of Debt”

(d) The definition of “Interest Period” in Section 1.1 is amended by replacing the phrase “one, three or six months thereafter” with the phrase “one week, one month, three months or six months thereafter”.

SECTION 3. Effective Date Transactions. On the Effective Date:

(a) Each financial institution party hereto that is not a party to the Credit Agreement immediately prior to the effectiveness of this Amendment will become, and acquire all the rights and obligations of, a “Lender” for all purposes of the Credit Agreement with the Commitment set forth opposite its name in Schedule 2.1 hereto, and will have a participating interest in each outstanding Swing Line Loan, and in the undrawn amount of each outstanding Letter of Credit, equal to its Pro Rata Share thereof.

(b) In the event that any Committed Loans, L/C Borrowings or funded participations in Swing Line Loans shall be outstanding on the Effective Date, (i) each Lender shall transfer to the Administrative Agent in same day funds an amount equal to the excess, if any, of (A) its Pro Rata Share (based on its Commitment after giving effect to this Amendment) of the aggregate outstanding Committed Loans, L/C Borrowings and funded participations in Swing Line Loans over (B) the aggregate amount of its Committed Loans, L/C Borrowings and funded participations in Swing Line Loans immediately prior to the effectiveness of this Amendment; (ii) the Administrative Agent will apply the funds received from Lenders pursuant to the preceding clause (i) to pay to each other Lender an amount equal to the excess of (A) the aggregate amount of its Committed Loans, L/C Borrowings and funded participations in Swing Line Loans immediately prior to the effectiveness of this Amendment over (B) its Pro Rata Share (based on its Commitment after giving effect to this Amendment) of the aggregate outstanding Committed Loans, L/C Borrowings and funded participations in Swing Line Loans, and the amounts so paid to each such other Lender will be applied to reduce the principal amounts of the Committed Loans, L/C Borrowings and funded participations in Swing Line Loans of such Lender; and (iii) the Borrowers will pay (A) to the Administrative Agent, for the accounts of the Lenders, all interest and fees accrued under the Credit Agreement to the Effective Date (and the Administrative Agent shall pay the amounts so received to the Lenders as their interests may appear) and (B) to each Lender referred to in clause (ii) above, the amount of any funding losses for which it demands compensation pursuant to Section 3.5 of the Credit Agreement (and, solely for purposes of determining such amounts, the payment received by each such Lender in respect of its Committed Loans will be deemed to be a prepayment of such Loans on the Effective Date).

SECTION 4. Representations and Warranties. The Company and the Guarantors, as applicable, hereby represents and warrants to the Administrative Agent and the Lenders (including the parties hereto that will become Lenders on the Effective Date) that:

(a) (i) the execution, delivery and performance of this Amendment, and of the Credit Agreement as amended hereby, by the Company and the Guarantors have been duly authorized by all required corporate and stockholder action, (ii) this Amendment has been duly executed and delivered by the Company and the Guarantors and (iii) the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of the Loan Parties, enforceable against the Loan Parties in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

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(b) on and as of the Effective Date, no Default or Event of Default has occurred and is continuing; and

(c) on and as of the Effective Date and after giving effect to this Amendment, the representations and warranties of the Loan Parties set forth in the Credit Agreement are true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

SECTION 5. Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) on which each of the following conditions is satisfied:

(a) The Administrative Agent shall have received counterparts hereof duly executed and delivered by the Company, each Guarantor, each Increasing Lender, each New Lender and Existing Lenders constituting at least the Required Lenders (based on the Commitments in effect immediately prior to the effectiveness of this Amendment), and the Administrative Agent shall have acknowledged this Amendment.

(b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company and each other Loan Party, the authorization of the transactions contemplated hereby and any other legal matters relating to the Loan Parties or such transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of each of (i) Angela D. Lageson, Senior Vice President and General Counsel of the Company, (ii) Foley & Lardner LLP, New York counsel for the Loan Parties, and (iii) Allen & Overy société en commandite simple, Luxembourg counsel for the Company, in each case in a form reasonably satisfactory to the Administrative Agent and covering such matters relating to this Amendment, the Credit Agreement as amended hereby and the transactions contemplated hereby as the Administrative Agent or the Required Lenders shall reasonably request. Each Loan Party hereby requests such counsel to deliver such opinions.

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(d) The Administrative Agent shall have received a certificate of a Financial Officer of Parent confirming the accuracy of the representations and warranties set forth in Section 4(b) and 4(c).

(e) The Administrative Agent shall have received reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company under Section 9, to the extent invoiced to the Company at least two Business Days prior to the Effective Date.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 6. Fees for Increased Commitments. In consideration of the increased Commitments provided for herein, the Company agrees to pay to the Administrative Agent, for the account of each Increasing Lender and New Lender, an upfront fee equal to 0.125% of the amount by which the Commitment of such Increasing Lender or New Lender immediately after the effectiveness of this Amendment exceeds its Commitment (if any) immediately prior to such effectiveness.

SECTION 7. Applicable Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. Expenses. The Company agrees to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP.

SECTION 10. No Other Amendments; Confirmation. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute an amendment of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Loan Parties to a consent to, or an amendment, modification or other change of, any of the terms, conditions, obligations, covenants

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or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement, and the representations and warranties set forth herein shall be deemed for all purposes to be representations and warranties in the Credit Agreement. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein and shall constitute a Loan Document.

SECTION 11. Reaffirmation. By executing this Amendment, each Guarantor reaffirms its Guarantee under Article X of the Credit Agreement and agrees that it will apply to the obligations of the Borrowers under the Credit Agreement as amended hereby.

SECTION 12. Headings. The Section headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

PENTAIR FINANCE S.A.,

by	/s/ Benjamin Peric
	Name:	Benjamin Peric
	Title:	Director

PENTAIR PLC,

by	/s/ Christopher Rush Oster
	Name:	Christopher Rush Oster
	Title:	Authorized Signatory

PENTAIR INVESTMENTS SWITZERLAND GmbH,

by	/s/ Henning Wistorf
	Name:	Henning Wistorf
	Title:	Managing Director

by	/s/ Irena Kulis
	Name:	Irena Kulis
	Title:	Authorized Signatory

BANK OF AMERICA, N.A., individually and as Administrative Agent and Issuing Bank,

by	/s/ Christopher Wozniak
	Name:	Christopher Wozniak
	Title:	Vice President

Second Amendment

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED, as Euro Swing Line Lender,

by	/s/ Gary Saint
	Name:	Gary Saint
	Title:	Director

JPMORGAN CHASE BANK, N.A., individually and as Issuing Bank,

by	/s/ Suzanne Ergastolo
	Name:	Suzanne Ergastolo
	Title:	Vice President

CITIBANK, N.A., individually and as Issuing Bank,

by	/s/ Susan M. Olsen
	Name:	Susan M. Olsen
	Title:	Vice President

U.S BANK NATIONAL ASSOCIATION, individually and as US Swing Line Lender and Issuing Bank,

by	/s/ Edward B. Hanson
	Name:	Edward B. Hanson
	Title:	Vice President

Second Amendment

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., individually and as Issuing Bank,

by	/s/ Mark Maloney
	Name:	Mark Maloney
	Title:	Authorized Signatory

Second Amendment

SIGNATURE PAGE TO

SECOND AMENDMENT TO THE AMENDED AND

RESTATED CREDIT AGREEMENT OF PENTAIR

FINANCE S.A.

Name of Lender:

By:	HSBC Bank USA, N.A.

/s/ Fik Durmus
	Name:	Fik Durmus
	Title:	Senior Vice President

Second Amendment

SIGNATURE PAGE TO

SECOND AMENDMENT TO THE AMENDED AND

RESTATED CREDIT AGREEMENT OF PENTAIR

FINANCE S.A.

Name of Lender: WELLS FARGO BANK, NATIONAL ASSOCIATION

by	/s/ Keith Luettel
	Name:	Keith Luettel
	Title:	Vice President

Second Amendment

SIGNATURE PAGE TO

SECOND AMENDMENT TO THE AMENDED AND

RESTATED CREDIT AGREEMENT OF PENTAIR

FINANCE S.A.

DEUTSCHE BANK AG NEW YORK BRANCH, as a lender

by	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

by	/s/ Heidi Sandquist
	Name:	Heidi Sandquist
	Title:	Director

Second Amendment

SIGNATURE PAGE TO

SECOND AMENDMENT TO THE AMENDED AND

RESTATED CREDIT AGREEMENT OF PENTAIR

FINANCE S.A.

SANTANDER BANK, N.A.:

by	/s/ Thomas J. Devitt
	Name:	Thomas J. Devitt
	Title:	Senior Vice President

Second Amendment

SIGNATURE PAGE TO

SECOND AMENDMENT TO THE AMENDED AND

RESTATED CREDIT AGREEMENT OF PENTAIR

FINANCE S.A.

Name of Lender: BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

by	/s/ Luca Sacchi
	Name:	Luca Sacchi
	Title:	Managing Director

by1	/s/ Cristina Cignoli
	Name:	Cristina Cignoli
	Title:	Vice President

[1]	For any Lender requiring a second signature line.

Second Amendment

SIGNATURE PAGE TO

SECOND AMENDMENT TO THE AMENDED AND

RESTATED CREDIT AGREEMENT OF PENTAIR

FINANCE S.A.

Name of Lender: Bank of Montreal, London Branch

by	/s/ Anthony Ebdon
	Name:	Anthony Ebdon
	Title:	Managing Director

by1	/s/ Lisa Rodriguez
	Name:	Lisa Rodriguez
	Title:	Managing Director

[1]	For any Lender requiring a second signature line.

Second Amendment

SIGNATURE PAGE TO

SECOND AMENDMENT TO THE AMENDED AND

RESTATED CREDIT AGREEMENT OF PENTAIR

FINANCE S.A.

Name of Lender: BNP PARIBAS

by	/s/ Brendan Heneghan
	Name:	Brendan Heneghan
	Title:	Director

by1	/s/ Ade Adedeji
	Name:	Ade Adedeji
	Title:	Vice President

[1]	For any Lender requiring a second signature line.

Second Amendment

SIGNATURE PAGE TO

SECOND AMENDMENT TO THE AMENDED AND

RESTATED CREDIT AGREEMENT OF PENTAIR

FINANCE S.A.

Name of Lender: ING Bank N.V., Dublin Branch

by	/s/ Sean Hassett
	Name:	Sean Hassett
	Title:	Director

by	/s/ Shaun Hawley
	Name:	Shaun Hawley
	Title:	Vice President

Second Amendment

SIGNATURE PAGE TO

SECOND AMENDMENT TO THE AMENDED AND

RESTATED CREDIT AGREEMENT OF PENTAIR

FINANCE S.A.

Name of Lender: Australia and New Zealand Banking Group Limited

by	/s/ Robert Grillo
	Name:	Robert Grillo
	Title:	Director

Second Amendment

SIGNATURE PAGE TO

SECOND AMENDMENT TO THE AMENDED AND

RESTATED CREDIT AGREEMENT OF PENTAIR

FINANCE S.A.

Name of Lender: Bank of China, Los Angeles Branch

by	/s/ Ruisong Zhao
	Name:	Ruisong Zhao
	Title:	Senior Vice President and Branch Manager

by1
Name:
Title:

[1]	For any Lender requiring a second signature line.

Second Amendment

SIGNATURE PAGE TO

SECOND AMENDMENT TO THE AMENDED AND

RESTATED CREDIT AGREEMENT OF PENTAIR

FINANCE S.A.

BARCLAYS BANK PLC:

by	/s/ Marguerite Sutton
	Name:	Marguerite Sutton
	Title:	Vice President

Second Amendment

SIGNATURE PAGE TO

SECOND AMENDMENT TO THE AMENDED AND

RESTATED CREDIT AGREEMENT OF PENTAIR

FINANCE S.A.

Name of Lender: INTESA SANPAOLO S.p.A.

by	/s/ Manuela Insana
	Name:	Manuela Insana
	Title:	Vice President

by1	/s/ Francesco Di Mario
	Name:	Francesco Di Mario
	Title:	First Vice President

[1]	For any Lender requiring a second signature line.

Second Amendment

SIGNATURE PAGE TO

SECOND AMENDMENT TO THE AMENDED AND

RESTATED CREDIT AGREEMENT OF PENTAIR

FINANCE S.A.

Name of Lender: The Northern Trust Company

by	/s/ Molly Drennan
	Name:	Molly Drennan
	Title:	Senior Vice President

by1
Name:
Title:

[1]	For any Lender requiring a second signature line.

Second Amendment

SIGNATURE PAGE TO

SECOND AMENDMENT TO THE AMENDED AND

RESTATED CREDIT AGREEMENT OF PENTAIR

FINANCE S.A.

Name of Lender: PNC Bank, National Association

by	/s/ Michael Cortese
	Name:	Michael Cortese
	Title:	Vice President

Second Amendment

SIGNATURE PAGE TO

SECOND AMENDMENT TO THE AMENDED AND

RESTATED CREDIT AGREEMENT OF PENTAIR

FINANCE S.A.

Name of Lender: Sumitomo Mitsui Banking Corporation

by	/s/ James D. Weinstein
	Name:	James D. Weinstein
	Title:	Managing Director

Second Amendment

Schedule 2.1

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$242,000,000	9.7%
JPMorgan Chase, N.A.	$242,000,000	9.7%
U.S. Bank National Association	$242,000,000	9.7%
Citibank, N.A.	$242,000,000	9.7%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$242,000,000	9.7%
HSBC Bank USA, N.A.	$150,000,000	6.0%
Wells Fargo Bank, National Association	$150,000,000	6.0%
Deutsche Bank AG, New York Branch	$110,000,000	4.4%
Santander Bank, N.A.	$110,000,000	4.4%
Banco BilbaoVizcaya Argentaria, S.A. New York Branch	$90,000,000	3.6%
Bank of Montreal, London Branch	$90,000,000	3.6%
BNP Paribas	$90,000,000	3.6%
ING Bank N.V., Dublin Branch	$90,000,000	3.6%
Australia and New Zealand Banking Group Limited	$60,000,000	2.4%
Bank of China, Los Angeles Branch	$60,000,000	2.4%
Intesa Sanpaolo S.p.A., New York Branch	$60,000,000	2.4%
The Northern Trust Company	$60,000,000	2.4%
PNC Bank, National Association	$60,000,000	2.4%
Sumitomo Mitsui Banking Corporation	$60,000,000	2.4%
Barclays Bank PLC	$50,000,000	2.0%

Total	$2,500,000,000	100.00%

Second Amendment